EXHIBIT 16


                         Letter from Arthur Andersen LLP
                    to the Securities and Exchange Commission
                               dated June 13, 2002





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 13, 2002

Ladies & Gentlemen:

     We have read Item 4 included in the Form 8-K dated June 13, 2002 of 99 Cents Only Stores filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

ARTHUR ANDERSEN LLP



/S/ JOHN R. GOLISCH
-----------------------------
John R. Golisch